Exhibit 99.1

(Unaudited, subject to change, for analytical purposes only)

Iconix Brand Group, Inc. and Subsidiaries

Consolidated Income Statements Adjusted to Reflect Entertainment Segment as a Discontinued Operation

(in thousands, except earnings per share data)	2016 GAAP as Adjusted
	Q1	Q2	Q3	Q4	FY
Licensing revenue	67,676	68,209	60,457	58,801	255,143

Selling, general and administrative expenses	32,600	29,506	29,869	36,784	128,759	(a)
Depreciation and amortization	965	895	233	699	2,793
Equity earnings on joint ventures	(1,193)	(1,363)	(574)	(448)	(3,578)
Gains on sales of trademarks	(10,969)	1,125	(147)	(28,113)	(38,104)
Goodwill impairment				18,331	18,331	(b)
Trademark impairment				419,762	419,762	(b)

Operating income	46,273	38,046	31,076	(388,214)	(272,818)
Other (income) expenses
Interest expense	19,526	21,890	18,334	17,174	76,925	(c)
Interest income	(355)	(193)	(140)	(218)	(904)
Other income, net	(7)	(9)	(10,164)	(7,328)	(17,508	) (d)
Loss (gain) on extinguishment of debt	—	(4,288)	(4,186)	14,376	5,903	(e)
Foreign currency translation loss (gain)	617	(734)	732	(1,903)	(1,287	) (f)

Other expenses (income) - net	19,781	16,666	4,578	22,101	63,129
Income from continuing operations before income taxes	26,492	21,380	26,498	(410,315)	(335,948)
Provision for income taxes	8,836	6,888	9,433	(103,074)	(77,917	) (h)

Net income (loss) from continuing operations	17,656	14,492	17,065	(307,241)	(258,031)

Less: Net income (loss) attributable to non-controlling interest from continuing operations	3,027	3,890	2,885	(13,129)	(3,327	) (g)
Net income (loss) from continuing operations attributable to Iconix Brand Group, Inc.	14,629	10,602	14,179	(294,112)	(254,704)
Income from discontinued operations, net of income taxes	3,987	980	1,036	(3,436)	2,570

Net income (loss) attributable to Iconix Brand Group, Inc.	18,616	11,582	15,215	(297,548)	(252,134)

Earnings per share - basic:
Continuing operations	0.30	0.22	0.26	(5.24)	(4.87)
Discontinued operations	0.08	0.02	0.02	(0.06)	0.05

Earnings per share - basic	0.38	0.24	0.27	(5.30)	(4.82)

Earnings per share - diluted:
Continuing operations	0.29	0.21	0.25	(5.24)	(4.87)
Discontinued operations	0.08	0.02	0.02	(0.06)	0.05

Earnings per share - diluted	0.37	0.23	0.27	(5.30)	(4.82)

Weighted average number of common shares outstanding:
Basic	48,509	49,035	55,584	56,147	52,338

Diluted	50,327	50,675	57,355	56,147	52,338

		2016 Non-GAAP Adjustments
		Q1	Q2	Q3	Q4	FY
	Net income (loss) from continuing operations
	attributable to Iconix Brand Group, Inc.	14,629	10,602	14,179	(294,112)	(254,704)

	Add:
(a)	special charges	5,470	1,860	3,118	3,866	14,314
(b)	write-down of certain intangible assets				438,093	438,093
(c)	non-cash interest related to ASC 470	7,280	6,812	4,246	4,059	22,397
(d)	gain on Complex and settlement w/ former CEO			(10,164)	(7,263)	(17,427)
(e)	loss on extinguishment of deb		(4,288)	(4,186)	14,376	5,903
(f)	foreign currency translation gain	617	(734)	732	(1,903)	(1,287)
(g)	portion of non-controlling interest of (b) and (f)	10	139	(40)	(17,390)	(17,282)
(h)	Deduct: Income taxes related to above	(4,533)	(1,537)	2,422	(117,781)	(121,428)

	Net	8,843	2,252	(3,871)	316,057	323,283
	Non-Gaap Net Income	23,472	12,854	10,308	21,945	68,579

	Non-Gaap Share count - Diluted	50,327	50,675	57,355	58,060	54,142

	Non-Gaap Earnings Per Share - Diluted	0.47	0.25	0.18	0.38	1.27

Footnotes:

(a)	Special charges related to professional fees associated with the continuing correspondence with the Staff of the SEC, the SEC investigation, the previously disclosed class action and derivative litigations, and costs related to the transition of Iconix management
(b)	Write-down of certain intangible assets
(c)	Non-cash interest related to the Company’s convertible notes, ASC 470
(d)	$10 million gain related to the sale of the Company’s minority interest in Complex Media, and $7 million gain related to the recoupment and final settlement of unearned incentive compensation from the Company’s former CEO.
(e)	Gains related to the repurchase of a portion of the Company’s 2018 convertible notes at a discount and a loss related to the early extinguishment of debt
(f)	Non-cash foreign currency translation loss (gain)
(g)	Portion of write-down related to minority interest
(h)	Income taxes related to adjustments (a) through (f)

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